UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 15, 2013
BOISE CASCADE COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35805 (Commission File Number)	20-1496201 (IRS Employer Identification No.)
1111 West Jefferson Street, Suite 300
Boise, Idaho 83702-5389
(Address of principal executive offices) (Zip Code)
(208) 384-6161
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
The preliminary estimated unaudited financial results for Boise Cascade Company ("Boise Cascade" or "us" or we") as of and for the three months ended June 30, 2013 are set forth below. We expect to report improvements in total sales and EBITDA but a decrease in net income for the three months ended June 30, 2013 as compared to the comparable prior period.

•
For the three months ended June 30, 2013, we expect to report total sales in the range of $840.0 million to $860.0 million as compared to $732.9 million for the three months ended June 30, 2012. The increase in total sales was due primarily to increases in sales prices and volumes in our Building Materials Distribution segment. Housing starts, which are a primary driver of our sales, increased for the three months ended June 30, 2013 compared to the same period in 2012.

•
We expect to report net income in the range of $9.2 million to $11.7 million for the three months ended June 30, 2013 as compared to net income of $15.0 million for the three months ended June 30, 2012. The decrease in net income was driven by the recording of entity-level federal and state income taxes upon our conversion from a limited liability company to a corporation in 2013.

•	We expect to report total company EBITDA in the range of $28.6 million to $32.6 million for the three months ended June 30, 2013 as compared to $28.2 million for the three months ended June 30, 2012.

•
In our Wood Products segment, we expect to report EBITDA between $28.5 million and $30.5 million for the three months ended June 30, 2013 as compared to $21.7 million for the three months ended June 30, 2012. The EBITDA improvement was driven primarily by higher plywood, EWP and lumber prices offset partially by higher wood fiber costs.

•
In our Building Materials Distribution segment, we expect to report EBITDA between $4.5 million and $6.5 million for the three months ended June 30, 2013 as compared to $10.9 million for the three months ended June 30, 2012. The decline in EBITDA was driven primarily by lower gross margins. While year-over-year average commodity prices were higher and drove higher sales, a steady downward trajectory in commodity prices during the three months ended June 30, 2013 negatively impacted gross margins, which include lower of cost or market inventory write-downs.

•
At June 30, 2013, we had no borrowings outstanding on our $300.0 million revolving credit facility and our unused borrowing capacity on the facility, net of approximately $9.0 million of letters of credit, was approximately $291.0 million.

As compared to the preliminary results of operations for the three months ended June 30, 2013, as set forth in our Current Report on Form 8-K dated June 25, 2013, we have narrowed the range of estimated results for the three months ended June 30, 2013 as the company's fiscal quarter has ended and we have completed our initial financial closing and consolidation activities. In addition, our financial results are expected to modestly exceed the ranges provided in our previous 8-K principally because of higher than anticipated commodity pricing, favorable claims experience on our self-insured employee medical plans, and other normal recurring quarterly closing estimates that were favorable to our previous expectations.

Estimates of results are inherently uncertain and subject to change, and we undertake no obligation to update this information. Our estimates set forth above may differ from actual results. Actual results remain subject to the completion of management’s and our Audit Committee’s final review. During the course of the preparation of the financial statements and related notes, additional items that would require material adjustments to the preliminary financial information presented below may be identified. The estimates set forth below were prepared by our management and are based upon a number of assumptions.
These estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles (‘‘GAAP’’). In addition, these preliminary estimates as of and for the three months ended June 30, 2013 are not necessarily indicative of the results to be achieved in any future period.

The following table presents segment sales and reconciles segment income (loss) to EBITDA for the three months ended June 30, 2013 and 2012, and March 31, 2013, and includes certain balance sheet data as of June 30, 2013, June 30, 2012, and March 31, 2013:

	Three Months Ended
	June 30		March 31, 2013
	2013	2012
	Preliminary Estimate	As Reported	As Reported
	Low-High

	(unaudited, in millions)
Segment sales
Wood Products	$275.0 - 285.0	$241.8	$269.2
Building Materials Distribution	670.0 - 690.0	580.5	581.1
Intersegment eliminations	(105.0) - (115.0)	(89.4)	(105.5)
Total sales	$840.0 - 860.0	$732.9	$744.9

Wood Products
Segment income(1)	$22.0 - 24.0	$15.5	$20.8
Depreciation and amortization	6.5 - 6.5	6.1	6.3
EBITDA(1)	28.5 - 30.5	21.7	27.1

Building Materials Distribution
Segment income(1)	2.3 - 4.3	8.7	8.0
Depreciation and amortization	2.2 - 2.2	2.2	2.2
EBITDA(1)	4.5 - 6.5	10.9	10.2

Corporate and Other
Segment loss	(4.4) - (4.4)	(4.4)	(4.2)
Depreciation and amortization	—	—	—
EBITDA	(4.4) - (4.4)	(4.4)	(4.2)

Total Company
EBITDA	28.6 - 32.6	28.2	33.0
Depreciation and amortization	(8.8) - (8.8)	(8.3)	(8.5)
Interest, net	(4.7) - (4.7)	(4.7)	(4.8)
Income tax (provision) benefit	(5.9) - (7.5)	(0.1)	61.1
Net Income	$9.2 - 11.7	$15.0	$80.8

Total cash and cash equivalents	$231.0 - 235.0	$174.1	$233.5
Long-term debt	$250.0 - 250.0	$219.6	$250.0
___________________________________

(1)	Segment income (loss) excludes Corporate and Other segment expenses. Segment EBITDA is calculated as segment income (loss) before depreciation and amortization.

The information in this filing shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

FORWARD-LOOKING STATEMENTS
This filing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this filing, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the SEC for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOISE CASCADE COMPANY

	By	/s/ John T. Sahlberg
John T. Sahlberg Senior Vice President, Human Resources and General Counsel
Date: July 15, 2013